Exhibit 99.2

NEWS RELEASE

Contacts:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE GROUP, INC. ACCEPTS NOTES TENDERED IN THE TENDER OFFER
AND CONSENT SOLICITATION
OF ITS 8 7/8% SENIOR SUBORDINATED NOTES DUE 2011

AUGUST 12, 2005 – DALLAS, TEXAS – Reddy Ice Group, Inc. ("Reddy Ice"), a whollyowned subsidiary of Reddy Ice Holdings, Inc. (NYSE: FRZ), today announced that it has completed its previously announced tender offer and consent solicitation for its outstanding 8 7/8% senior subordinated notes due 2011 (the "Notes"). The offer expired at 5:00 p.m., New York City time, on August 12, 2005 (the "Expiration Date"). Reddy Ice has accepted for payment all Notes validly tendered on or prior to the Expiration Date.

As of the Expiration Date, tenders and consents had been received with respect to $151,974,000, or more than 99.9%, of the outstanding principal amount of the Notes. The consent condition has been satisfied with respect to the Notes. Reddy Ice also announced that all conditions, including having available funds sufficient to pay the aggregate Total Consideration from the proceeds of a new senior credit facility and from an offering of equity by Reddy Ice Holdings, Inc. in connection with the initial public offering of its common stock have been satisfied.

Reddy Ice has accepted for payment all Notes validly tendered on or prior to the Expiration Date and, assuming a Payment Date of August 15, 2005, the first business day after the Expiration Date, the Total Consideration for each $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to the Expiration Date is $1,113.63. In addition, each tendering holder of Notes will be paid accrued and unpaid interest from the last interest payment date up to, but not including, the Payment Date. The Total Consideration was determined based on the formula set forth in the Offer to Purchase with a Price Determination Date of April 13, 2005. The Total Consideration may be higher or lower, based on this formula, depending on the actual Payment Date.

The Notes were tendered pursuant to Reddy Ice's Offer to Purchase and Consent Solicitation Statement dated March 22, 2005, as amended by the Supplement and Amendment to the Offer to Purchase and Consent Solicitation Statement, dated April 5, 2005 (collectively, the "Offer to Purchase") which more fully sets forth the terms and conditions of the cash tender offer to purchase any and all of the outstanding principal amount of the Notes as well as the consent solicitation to eliminate substantially all of the restrictive covenants and certain events of default contained in the Indenture.

This release does not constitute an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any securities. The full terms of the tender offer and the consent solicitation are set forth in the Offer to Purchase and in the related Consent and Letter of Transmittal and the other related documents. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Offer to Purchase.

Credit Suisse First Boston LLC is the sole Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Credit Suisse First Boston LLC, Liability Management Group, at (800) 820-1653 (US toll-free) and (212) 538-0652 (collect). Copies of the Offer to Purchase and Consent Solicitation Statement and related documents may be obtained from the Information Agent for the tender offer and consent solicitation, Morrow & Co., Inc., at (800) 654-2468 (US toll-free) and (212) 754-8000 (collect).

Company Information and Forward-Looking Statements

Reddy Ice manufactures and distributes packaged ice, serving approximately 82,000 customer locations in 31 states and the District of Columbia under the Reddy Ice brand name.

The disclosures herein include forward-looking statements. We believe the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that such expectations will occur. Forward-looking statements often include words such as “may,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “potential,” and “continue” and the negatives of these terms and variations of them in similar terminology. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements.

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